Exhibit 4.56

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of February 27, 2019, by and between Ehave, Inc. (the “Company”), and KW Capital Partners Ltd. (the “Grantee”), a shareholder of the Company.

WITNESSETH:

WHEREAS, the Company is entering into agreements with holders of the Company’s notes and warrants, pursuant to which certain outstanding notes and warrants shall be converted into common shares of the Company (the “Recapitalization”);

WHEREAS, the Grantee has introduced the Company to potential partners for one or more strategic transactions, including mergers or acquisitions (the “Services”);

WHEREAS, upon completion of the Recapitalization, the Company desires to issue 31,70,460 common shares of the Company (the “Shares”) for the Grantee’s Services, upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements of the parties herein contained, the Company and the Grantee hereby agree as follows:

1.          Recitals. The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct by the parties hereto.

2.          Issuance of Shares.

2.1           The Company hereby agrees to issue to the Grantee, the Shares, upon completion of the Recapitalization, and deliver to Grantee a certificate representing the Shares in the name of the Grantee (the “Certificate”).

2.2           The Grantee hereby acknowledges that the Shares are being issued to the Grantee for the Grantee’s Services.

3.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Grantee as follows:

3.1           Authorization. The Company has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement, when duly executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

3.2           Approvals and Consents. No action, approval, consent or authorization, including but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to the Company in order to constitute this Agreement as a valid, binding and enforceable obligation of the Company in accordance with its terms.

1

4.          Representations and Warranties of the Grantee. The Grantee hereby represents, warrants and acknowledges to the Company as follows, and acknowledges that the Company is relying upon these representations and, warranties and acknowledgments in connection with the issuance of the Shares:

4.1           Authorization. The Grantee has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement, when duly executed and delivered by such Grantee, will constitute a legal, valid and binding obligation of such Grantee, enforceable against the Grantee in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

4.2           Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to the Grantee in order to constitute this Agreement as a valid, binding and enforceable obligation of the Grantee in accordance with its terms.

4.3           Accredited Investor. The Grantee is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and such Grantee is able to bear the economic risk of an investment in the Shares.

4.4           Restricted Stock/Control Securities. The Shares are being acquired for the Grantee’s own account, for investment and not with a view to the distribution thereof. The Grantee understands that such Shares have not been registered under the Securities Act and may not be resold unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration under the Securities Act.

4.5           No General Solicitation. The Grantee is not receiving the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6           Legend. The Grantee understands and agrees that the Certificate shall bear substantially the following legend until (a) such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (b) in the opinion of counsel for the Company, such Shares may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

2

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.7           The Grantee has properly completed, executed the applicable Exhibits and Appendices attached hereto, and the information contained therein is true and correct.

4.8           The Grantee is not a U.S. Person (as such term is defined in Rule 902(k) of Regulation S under the Securities Act of 1933.

4.9           If the Grantee is acting as agent for a principal (a “Disclosed Beneficial Purchaser”), (i) the Grantee is duly and validly authorized to enter into this Agreement and all other necessary documentation on behalf of such Disclosed Beneficial Purchaser and (ii) this Agreement has been duly and validly authorized, executed and delivered on behalf of, and constitutes a valid and legally binding obligation of such Disclosed Beneficial Purchaser, enforceable in accordance with its terms, subject to customary limitations with respect to bankruptcy, insolvency or other laws affecting creditors' rights generally and to the availability of equitable remedies.

4.10         The entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Grantee or of any agreement, written or oral, to which the Grantee may be a party or by which the Grantee is or may be bound.

4.11         The Grantee (or, if applicable, the Disclosed Beneficial Purchaser) is an “accredited investor”, as such term is defined in National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario), as applicable, and reproduced in Appendix B hereto.

4.12         The Grantee (or, if applicable, the Disclosed Beneficial Purchaser) was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in Appendix B hereto.

4.13         The Grantee has initialed Appendix B hereto, indicating that the Grantee satisfies one of the categories of “accredited investor” set forth in such definition.

4.14         If the Grantee is relying on paragraphs (j), (k) or (l) of the definition of “accredited investor”, the Grantee has also completed, signed and delivered a Form for Individual Accredited Investors in the form attached as Appendix C hereto, and in so doing, the Grantee represents and acknowledges that Sections 1, 5 and 6 of such form were completed, as applicable, before the Grantee completed and signed such form.

4.15         The Grantee is purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to resale in the course of or incidental to a distribution of all or any of the Shares.

3

4.16         If the Grantee is resident in or otherwise subject to the laws of a jurisdiction of Canada, the Grantee acknowledges and confirms that any certificates representing the Shares will carry the legend stating substantially the following, as may be revised by the Company to comply with applicable securities laws:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

4.17         The Grantee will provide such additional information and documents as may be requested in order for the Company to determine whether the Grantee or the Disclosed Beneficial Purchaser, as applicable, satisfies the indicated category of accredited investor, including in particular those based on income or assets.

4.18         The Grantee acknowledges and agrees that: (a) the Grantee is required to disclose to the applicable securities regulatory authorities or regulators (the “Securities Authorities”) certain information pertaining to the Grantee, including the Grantee's name, residential address, telephone number, number of Shares purchased, purchase price therefor, statutory exemption relied on and date of distribution (collectively “personal information”), that is required to be disclosed in Schedule I of Form 45-106F1 under Canadian Securities Administrators' National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), which Form 45-106F1 is required to be filed by the Company under NI 45-106; (b) the personal information will be delivered to the applicable Securities Authorities under the authority granted in applicable securities legislation; (c) such personal information is being collected indirectly by the applicable Securities Authorities under the authority granted to it in securities legislation; (d) such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction; and (e) the title, business address and business telephone number of the public official in the local jurisdiction who can answer questions about the Securities Authority's indirect collection of such personal information is indicated in Appendix A hereto. By executing this Agreement, each Grantee hereby authorizes the indirect collection of such personal information by the applicable Securities Authorities.

5.          General Provisions.

5.1           Entire Agreement; Amendment and Waiver. Except as set forth herein, no representations or warranties have been made to the Grantee by the Company, and in receiving the Shares, the Grantee is not relying upon any representations other then those specifically contained herein. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto. Any failure by the Company or the Grantee to enforce any rights hereunder shall not be deemed a waiver of such rights.

4

5.2           Consideration for the Shares. The Grantee and the Company hereby acknowledge, as evidenced by their signatures hereto, that (a) the consideration for the Shares is fair, equitable and valid; and (b) the Company’s common shares are subject to market forces which will result in variances in the value thereof, which variances may be significant.

5.3           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario without giving effect to conflict of laws principles.

5.4           Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

5.5           Survival of Representations and Warranties. All representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement.

5.6           Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument and shall bind all parties signing such counterpart.

5.7           Additional Documents. The Company and the Grantee agree to execute any additional documents reasonably required to affect the issuance of the Shares to the Grantee.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

EHAVE, INC.:

By:	/s/ Prateek Dwivedi
Name: Prateek Dwivedi
Title: CEO

KW CAPITAL PARTNERS LTD.:

By:	/s/ Sruli Weinreb
Name: Sruli Weinreb
Title: Managing Partner